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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of Concurrent Computer Corporation on Form S-1 of our report dated November 26, 1999 on the financial statements of Vivid Technology, Inc. as of December 31, 1997 and 1998 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Bergey, Yoder, Sweeney, Witter & Roland, P.C.
-------------------------------------------------
BERGEY, YODER, SWEENEY, WITTER & ROLAND, P.C.
Certified Public Accountants
Telford, PA

June 6, 2000